Exhibit 99.1

Investor Relations: Brian Norris Senior Vice President of Finance and Investor Relations bnorris@evolvtechnology.com	Media Relations: Alex Ozerkis Vice President of Corporate Communications aozerkis@evolvtechnology.com

Evolv Technology Announces Appointment of Chief Revenue Officer

– Company Welcomes 20 Year Motorola Sales Leader to Drive and Accelerate Revenue Growth –

Waltham, Massachusetts – January 24, 2025 – Evolv Technologies Holdings, Inc. (NASDAQ: EVLV) (the “Company” or “Evolv Technology”), a leading security technology company pioneering AI-based solutions designed to create safer experiences, today announced the appointment of Mr. Robert E. Marshall, Jr. to the position of Chief Revenue Officer, effective February 3, 2025.

Mr. Marshall will assume global responsibility for the Company’s sales and service operations with a primary focus on driving and accelerating revenue growth. Mr. Marshall joins the Company from Mobile Communications America (MCA), the leading provider of wireless communication solutions that enhance the safety, security, and operating efficiency of workplaces, where he held several executive level roles including Chief Revenue Officer and Chief Operating Officer. Prior to joining MCA in 2021, Mr. Marshall spent more than 20 years at Motorola Solutions (NYSE: MSI) where he held several executive level sales leadership positions including Vice President of Global Sales for Video Security and Analytics, Vice President of Channel Sales for Asia Pacific, Vice President of Southeast Region and several roles of increasing responsibility across federal, state and local government sales. Mr. Marshall will report directly to Mr. John Kedzierski, President and Chief Executive Officer.

“We are excited to welcome Robert to Evolv’s leadership team,” said Mr. John Kedzierski, President and Chief Executive Officer of Evolv Technology. “With a distinguished 25-year career in the public safety and security industries, Robert has demonstrated exceptional sales, services, channel and operations leadership across both government and enterprise verticals. I believe his expertise and track record of execution will be critical as we enter our next phase of growth.”

"I am thrilled to be joining Evolv Technology, the pioneer in AI-based weapons detection and security screening," said Mr. Marshall. "Evolv continues to create a new market category, raising the bar on innovation and delivering on the complex needs of a rapidly expanding customer base across education, healthcare, professional sports, tourist attractions, and industrial workplaces. I am excited to join the team and help to drive our strategy, enhance performance, and accelerate growth."

Mr. Jay Muelhoefer, Chief Commercial Officer of Evolv Technology, will be departing the Company on February 7, 2025. The Company thanks Mr. Muelhoefer for his contributions to the Company and wishes him well in his future endeavors.

About Evolv Technology

Evolv Technology (NASDAQ: EVLV) is designed to transform human security to make a safer, faster, and better experience for the world’s most iconic venues and companies as well as schools, hospitals, and public spaces, using industry leading artificial intelligence (AI)-powered screening and analytics. Its mission is to transform security to create a safer world to live, work, learn, and play. Evolv has digitally transformed the gateways in many places where people gather by enabling seamless integration combined with powerful analytics and insights. Evolv’s advanced systems have scanned more than two billion people since 2019. Evolv has been awarded the U.S. Department of Homeland Security (DHS) SAFETY Act Designation as a Qualified Anti-Terrorism Technology (QATT) as well as the Security Industry Association (SIA) New Products and Solutions (NPS) Award in the Law Enforcement/Public Safety/Guarding Systems category, as well as Sport Business Journal’s (SBJ) awards for “Best In Fan Experience Technology” and “Best In Sports Technology”. Evolv®, Evolv Express®, Evolv Insights®, Evolv Visual Gun Detection™, Evolv eXpedite™, and Evolv Eva™ are registered trademarks or trademarks of Evolv Technologies, Inc. in the United States and other jurisdictions. For more information, visit evolv.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements made in the quotes, and statements regarding the Company’s future financial and operational results. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results and actions to be materially different from any future results or actions expressed or implied by the forward-looking statements, including, but not limited to, the factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 29, 2024, as any such factors may be updated from time to time in our other filings with the SEC, including the Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, as well as risks related to our leadership transition. The forward-looking statements in this press release are based upon information available to us as of the date hereof, and while we believe such information forms a reasonable basis for such statements, it may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this press release, whether as a result of any new information, future events or otherwise.